UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 19, 2010

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2010, NewStar Financial, Inc. (the “Company”) entered into a Third Omnibus Amendment (the “Amendment”) to the Sale and Servicing Agreement, Indenture and Note Purchase Agreement, all dated as of November 19, 2008, by and among US. Bank National Association as the custodian and the indenture trustee, Citibank, N.A. as a liquidity bank and the note purchaser agent, Charta, LLC as an investor under the note purchase agreement, NewStar Warehouse Funding 2005 LLC as the issuer and purchaser, the Company as the seller and servicer, and Lyons Financial Services, Inc. as the backup servicer.

The Amendment, among other things, reduces the commitment amount under the facility to $75,000,000 from $150,000,000 and reduces the related demand note to $7,500,000 from $15,000,000.

The foregoing description of the Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the actual Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Omnibus Amendment, dated as of March 19, 2010, by and among U.S. Bank National Association, Citibank, N.A., Charta, LLC, New Star Warehouse Funding 2005 LLC, NewStar Financial, Inc., and Lyons Financial Services, Inc. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: March 23, 2010	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Omnibus Amendment, dated as of March 19, 2010, by and among U.S. Bank National Association, Citibank, N.A., Charta, LLC, New Star Warehouse Funding 2005 LLC, NewStar Financial, Inc., and Lyons Financial Services, Inc. Filed herewith.